Exhibit 99.1

FOR IMMEDIATE RELEASE

AGILITI COMPLETES THE ACQUISITION OF SIZEWISE

Minneapolis, Minn.--(BUSINESS WIRE)— October 4, 2021 – Agiliti, Inc. (NYSE: AGTI) (“Agiliti” or “the Company”), an essential service provider to the U.S. healthcare industry, today announced that it has completed the previously announced acquisition of Sizewise Rentals, LLC, (“Sizewise”), a manufacturer and distributor of specialty hospital beds, surfaces and patient handling equipment.

The transaction was financed with a combination of cash on hand as well as an incremental $150M Term Loan B (fungible with the existing 0% LIBOR floor tranche). JPMorgan Chase Bank, N.A., served as lead left bookrunner in respect to the financing.

Agiliti will provide an update to its full year 2021 financial guidance, including anticipated contribution from Sizewise, at the time it reports quarterly results for the period ending September 30, 2021.

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About Agiliti, Inc.
Agiliti, Inc., is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 7,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes. More information is available at www.agilitihealth.com.

CONTACTS:

Kate Kaiser
Agiliti, Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com

Note Regarding Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this Press Release, including statements regarding the expected timing for completion and benefits of the transaction are forward-looking statements. These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements, including the ability of the Company to integrate the business of Sizewise successfully and achieve anticipated benefits from the acquisition; uncertainty regarding costs to integrate the company; and the effects of the acquisition on the Company’s future financial condition, results of operations, strategy and plans. Other important factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including in Part II, Item 1A. “Risk Factors” included in our Prospectus dated April 22, 2021 filed in connection with our initial public offering and our subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements included in this Press Release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.